SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 7, 2003

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events.

     In December 2002, Proxim Corporation (the “Company”) entered into a secured credit facility with Silicon Valley Bank (the “Lender”), and then subsequently amended the credit facility in March 2003. On June 13, 2003, in order to secure additional working capital, the Company entered into a letter agreement (the “Letter Agreement”) and an accounts receivable financing agreement (the “A/R Financing Agreement”) which effectively amended and restated the existing credit facility in its entirety.

     Under the A/R Financing Agreement, the Lender may agree to accept for collection through a lockbox arrangement up to $25,000,000 in accounts receivable from the Company, and in return the Company will receive advances from the Lender at a rate equal to 80% of accounts receivable from account debtors who are not distributors, and 50% of accounts receivable from account debtors who are distributors. After collection of a receivable, Lender will refund to Company the difference between the amount collected and the amount initially advanced to Company, less a finance charge applied against the average monthly balance of all transferred but outstanding receivables at a rate per annum equal to Lender’s “prime rate” plus 1.50 percentage points, or 5.75%, whichever is greater. In addition to a facility fee of $100,000, the Company must pay each month to the Lender a handling fee equal to 0.25% of the average monthly balance of transferred but outstanding receivables. The Company must repay each advance upon the earliest to occur of (i) the collection of the corresponding financed receivable, (ii) the date on which the corresponding financed receivable becomes an ineligible receivable pursuant to the terms of the A/R Financing Arrangement, or (iii) April 1, 2004.

     Obligations under the A/R Financing Agreement are secured by a security interest on all of the assets of the Company, including intellectual property. The A/R Financing Agreement requires the consent of the lender in order to incur debt, grant liens and sell assets. The events of default under the secured credit facility include the failure to pay amounts when due, failure to observe or perform covenants, bankruptcy and insolvency events, defaults under certain of the Company’s other obligations and the occurrence of a material adverse change in the Company’s business.

     In connection with the A/R Financing Agreement, on June 23, 2003, the Company and the Lender entered into a temporary overadvance agreement (the “Temporary Overadvance Agreement”) which allows the Company to receive advances from Lender in excess of the availability otherwise applicable under the A/R Financing Agreement, in an amount equal to $4,000,000 for advances relating to letters of credit, plus $4,000,000 for advances unrelated to letters of credit, provided that the total availability under the A/R Financing Agreement does not exceed $20,000,000. The overadvances may be available and outstanding until July 25, 2003, after which time the Company must repay or cash secure the overadvances. In addition to an overadvance facility fee of $80,000, the Company must pay to the Lender an amount equal to 1.50% of the outstanding average daily balance of the overadvances for each seven-day period during which the overadvances are outstanding.

     The Letter Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The A/R Financing Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The Temporary Overadvance Agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

99.1	Letter Agreement dated as of June 13, 2003 by and between the Registrant and Silicon Valley Bank.

99.2	Accounts Receivable Financing Agreement dated as of June 13, 2003 by and between the Registrant and Silicon Valley Bank.

99.3	Temporary Overadvance Agreement dated as of June 23, 2003 by and between the Registrant and Silicon Valley Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: July 7, 2003	By:	/s/ Keith E. Glover

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number

99.1	Letter Agreement dated as of June 13, 2003 by and between the Registrant and Silicon Valley Bank.

99.2	Accounts Receivable Financing Agreement dated as of June 13, 2003 by and between the Registrant and Silicon Valley Bank.

99.3	Temporary Overadvance Agreement dated as of June 23, 2003 by and between the Registrant and Silicon Valley Bank.